                                                                    Exhibit 23.1

                                      FWNC

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus and Proxy Statement of National City Corporation and Fort Wayne National Corporation for the proposed merger of National City Corporation and Fort Wayne National Corporation for the registration of approximately 12,800,000 shares and 740,000 shares of National City Corporation's common stock and preferred stock, respectively, and to the incorporation by reference therein of our reports dated January 21, 1998 and January 19, 1998, with respect to the consolidated financial statements of National City Corporation and Fort Wayne National Corporation, respectively, included in their respective Annual Reports on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Cleveland, Ohio
February 2, 1998